As filed with the Securities and Exchange Commission on May 28, 2008.	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARENA RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	73-1596109
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Arena Resources, Inc.	Kenneth E. Dornblaser, Esq.
6555 South Lewis Avenue	15 West Sixth Street, Suite 2200
Tulsa, Oklahoma 74136	Tulsa, Oklahoma 74119
(918) 747-6060	(918) 584-6644
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |X|

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |X|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)

Common stock, $.001 par value per share	__________	Indeterminate	Indeterminate	$0
_________________
(1) An indeterminate aggregate initial offering price or number of shares of common stock is being registered as may from time to time be offered at indeterminate prices. In connection with the shares of common stock offered hereby, the Registrant is deferring payment of all of the registration fees and will "pay-as-you-go" registration fees in accordance with Rule 456(b) and Rule 457(r).

PROSPECTUS

ARENA RESOURCES INC.

               Through this prospectus, we or any selling shareholder may periodically offer shares of our common stock.

               The prices and other terms of the shares of common stock that we or any selling shareholder will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

               Our common stock is currently listed on The New York Stock Exchange under the symbol “ARD”.

               The shares of common stock issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

               An investment in shares of our common stock involves risks. See the section entitled “Risk Factors” beginning on page 3 of this prospectus, contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

               Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2008

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ABOUT THIS PROSPECTUS

               This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using an “automatic shelf” registration process. Under the shelf registration process, we, or any selling shareholder may sell shares of our common stock described in this prospectus in one or more offers.

               This prospectus provides you with a general description of the shares we offer. This prospectus does not contain all the information set forth in the registration statement as permitted by the rules of the SEC. Each time we offer shares, in addition to this prospectus we will provide you with a prospectus supplement that contains specific information about the shares being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

               An investment in shares of our common stock involves risks. See the section entitled “Risk Factors” beginning on page 3 of this prospectus, contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

               You should read this prospectus and any prospectus supplement as well as additional information described under “Where You Can Find More Information” and “Documents Incorporated by Reference” on page 7.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

               This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•	business strategy;
•	reserves;
•	financial strategy;
•	production;
•	uncertainty regarding our future operating results;
•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

               Such statements involve risks and uncertainties, including, but not limited to, those relating to our dependence on our exploratory drilling activities, the volatility of oil and natural gas prices, the need to replace reserves depleted by production, operating risks of oil and natural gas operations, our dependence on our key personnel, factors that affect our ability to manage our growth and achieve our business strategy, technological changes, our significant capital requirements, the potential impact of government regulations, adverse regulatory determinations, litigation, competition, the uncertainty of reserve information and future net revenue estimates, property acquisition risks, industry partner issues, availability of equipment, weather and other factors detailed herein and in our other filings with the SEC.

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        All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “may”, “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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PROSPECTUS SUMMARY

               This summary highlights information contained or incorporated by reference in this prospectus. You should read this entire prospectus carefully, including “Risk Factors” and the documents incorporated by reference, before making an investment decision with respect to our common stock. Unless the context otherwise requires, references in this prospectus to “Arena,” “we,” “us,” “our” or “ours” refer to Arena Resources, Inc.

               You should rely only on the information contained in this prospectus, including the documents incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

About Our Company

               We are engaged in oil and natural gas acquisition, exploration, development and production, with activities currently in Oklahoma, Texas, New Mexico and Kansas. Our current strategy is on developing our existing properties, while continuing to pursue acquisitions of oil and gas properties that provide immediate cash flow with upside development potential.

               Since our inception in August 2000, we have built our asset base and achieved growth primarily through property acquisitions. From our inception through December 31, 2007, we have increased our proved reserves to approximately 55.4 million barrels of oil equivalent, or Boe. These reserves have been included in our Annual Reports on Form 10-K as filed with the SEC, but have not been reported to any other federal agency. As of December 31, 2007, our estimated proved reserves had a pre-tax present value of future net revenues before income taxes discounted at 10%, or PV10, of approximately $1.98 billion and a Standardized Measure of Discounted Future Net Cash Flows of approximately $1.28 billion. The difference between these two amounts is the effect of income taxes. The Company presents the pre-tax PV-10 value, which is a non-GAAP financial measure, because it is a widely used industry standard which we believe is useful to those who may review this prospectus or our Annual Report on Form 10-K when comparing our asset base and performance to other comparable oil and gas exploration and production companies. We spent approximately $302.8 million on acquisitions and capital projects during 2005, 2006 and 2007.

               We have a portfolio of oil and natural gas reserves, with approximately 86% of our proved reserves consisting of oil and approximately 14% consisting of natural gas. Of those reserves approximately 26% of our proved reserves are classified as proved developed producing, or PDP, approximately 6% of our proved reserves are classified as proved developed non-producing, or PDNP, approximately 4% are classified as proved developed behind pipe, or PDBP, and approximately 64% are classified as proved undeveloped, or PUD.

               Our estimates of proved reserves and related valuations as of December 31, 2007 are based on an analysis prepared by Lee Keeling and Associates, Inc., independent petroleum geological engineers.

               Although our focus will be on development of our existing properties, we also intend to continue seeking acquisition opportunities which complement our current portfolio. We intend to fund our development activity primarily through use of a portion of the proceeds of future offerings, from cash flow from operations and cash on hand; however, potential drawings on our credit facility would also be available for development projects or future acquisitions.

Recent Developments Subsequent to Our Year Ending December 31, 2007

               Subsequent to December 31, 2007, in addition to matters that were reported by us in our Annual Report on Form 10-K for the year ended December 31, 2007, or which were thereafter reported in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, or in our Current Report on Form 8-K filed with the SEC on May 23, 2008 (see, “Incorporation of Certain Documents by Reference”), the following have occurred:

               We borrowed an additional $5,500,000 under our credit facility, which we have used or intend to use for continued development activities.

               We issued an option to Mr. David Ricks, our Vice President of Operations, for 50,000 shares of our common stock. This option vests at the rate of 20% per year, and is exercisable at $45.68 per share. The fair value of this option was $915,270 based on the following assumptions: 3.09% interest rate, 45.12% volatility, 4.25 average expected life, and 0% dividend rate.

Common Stock

               We intend to offer shares of our common stock, par value $0.001 per share. In this prospectus we provide a general description of, among other things, our dividend policy and the methods by which the shares may be sold.

Corporate Information

               Arena Resources, Inc. was incorporated in Nevada on August 31, 2000. Our principal executive offices are located at 6555 South Lewis Avenue, Tulsa, Oklahoma 74136, and our telephone number is (918) 747-6060.

RISK FACTORS

               An investment in our common stock involves a high degree of risk. You should carefully consider the following risks and the risks and the discussion of risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and the documents we have incorporated by reference in this prospectus that summarize the risks that may materially affect our business before making an investment in our common stock. Please see “Incorporation of Certain Documents by Reference”. In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

Risks Relating to Our Business

If our indebtedness increases, it could reduce our financial flexibility.

               We have a $150 million credit facility in place with a current borrowing base of $100 million. As of May 21, 2008, we had $46,000,000 outstanding on our credit facility. If in the future we further utilize this facility, the level of our indebtedness could affect our operations in several ways, including the following:

•	a significant portion of our cash flow could be used to service the indebtedness,
•	a high level of debt would increase our vulnerability to general adverse economic and industry conditions,
•	the covenants contained in our credit facility limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments,
•	a high level of debt could impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes.

               Although we intend to utilize the proceeds from an offering under this prospectus, together with our anticipated cash flow from operations, to fund our projected capital expenditures and other operating costs through the remainder of this year, if market or other conditions cause us to delay selling all or any part of the shares offered hereunder, such delay could potentially result in our having to draw additional amounts under our line of credit.

               In addition, our bank borrowing base is subject to semi-annual redeterminations. We could be forced to repay a portion of our bank borrowings due to redeterminations of our borrowing base. If we are forced to do so, we may not have sufficient funds to make such repayments. If we do not have sufficient funds and are otherwise unable to negotiate renewals of our borrowings or arrange new financing, we may have to sell significant assets. Any such sale could have a material adverse effect on our business and financial results.

The loss of senior management could adversely affect us.

               To a large extent, we depend on the services of our senior management. The loss of our senior management — Tim Rochford, our Chairman or Phillip Terry, our Chief Executive Officer — could have a material adverse effect on our operations. While we have obtained key man life insurance policies on Mr. Rochford, any amount that we may recover under such policy may not adequately compensate us for the loss of the services of Mr. Rochford. We do not have employment agreements with either Mr. Rochford or Mr. Terry.

Risks Relating to Our Common Stock

The market price of our stock may be affected by a perceived market overhang.

               Because we can offer an indeterminate number of shares of our common stock pursuant to the registration statement of which this prospectus is a part, it is possible that the market price of our common stock could be adversely impacted as a result of the uncertainty regarding the number of shares of our registered common stock that can be issued relatively easily into the market in the future at unknown prices.

               Also, approximately 666,068 shares of our common stock are “restricted” shares under Rule 144, which could be currently sold under the provisions of that Rule.

               Finally, as of May 21, 2008, there are warrants outstanding to purchase 258,708 shares of common stock, as well as options to purchase 2,680,000 shares of common stock (of which, options to acquire 875,000 shares are currently exercisable, with options to acquire an additional 980,000 shares vesting over the next two years, with the balance vesting over the next five years).

               Substantial sales of our common stock, including shares issued upon the exercise of outstanding options and warrants, in the public market, or the perception that these sales could occur, may have a depressive effect on the market price of our common stock. Such sales or the perception of such sales could also impair our ability to raise capital or make acquisitions through the issuance of our common stock.

USE OF PROCEEDS

               Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from the sale of common stock offered in this prospectus to repay existing debt and for capital expenditures, which may include drilling and development of our properties, possible acquisitions of additional properties and any other purposes that we may specify. We may invest net proceeds temporarily until we use them for their stated purpose. We will not receive any proceeds from sales by selling shareholders.

DIVIDEND POLICY

               We have never declared or paid any cash dividends on our common stock and we do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain our earnings for use in our business. Future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our operations, capital requirements and surplus, general financial condition, contractual restrictions and such other factors as our board of directors may deem relevant. In addition, our credit facility prohibits us from paying dividends.

CAPITALIZATION

               A prospectus supplement will include information on the Company’s capitalization.

DESCRIPTION OF SECURITIES

               The securities to be registered pursuant to this Registration Statement are of the same class as those securities previously registered by us on Form SB-2 (File No. 333-113712), as filed with the SEC on March 18, 2004, as amended, including the Rule 424(b)(1) prospectus filed August 10, 2004, and which description was incorporated by reference in our Registration Statement on Form 8-A12B filed August 10, 2004 (File No. 001-31657).

PLAN OF DISTRIBUTION

               We may sell or distribute the securities included in this prospectus and any selling shareholders may sell our common stock through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

               In addition, we or selling shareholders may sell some or all of our common stock included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

               In addition, we or selling shareholders may enter into option or other types of transactions that require us or them to deliver our common stock to a broker-dealer, who will then resell or transfer the common stock under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the shares of our common stock by broker-dealers;
•	sell common stock short themselves and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer, who will then resell or transfer the common stock under this prospectus; or
•	loan or pledge the common stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

               We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

               Any broker-dealers or other persons acting on our behalf or the behalf of selling shareholders that participates with us or the selling shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

               At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

               Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

               We will bear costs relating to all of the securities being registered under this Registration Statement.

               As a result of requirements of the Financial Industry Regulatory Authority (FINRA), formerly the National Association of Securities Dealers, Inc. (NASD), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us or any selling shareholder for the sale of any securities. If more than 10% of the net proceeds of any offering of common shares made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

LEGAL MATTERS

               The validity of the shares of common stock issued in this offering will be passed upon for us by the law firm of Johnson, Jones, Dornblaser, Coffman & Shorb, P.C., Tulsa, Oklahoma. Certain other matters will be passed upon for the underwriters by Seward & Kissel LLP, New York, New York.

EXPERTS

               The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Hansen, Barnett & Maxwell P.C., an independent registered public accounting firm, as stated in their reports, which are incorporated by reference.

               The information incorporated by reference into this prospectus regarding estimated quantities of oil and natural gas reserves and the discounted present value of future pre-tax cash flows therefrom is based upon estimates of such reserves and present values prepared by or derived from estimates included in our Annual Report on Form 10-K for the year ended December 31, 2007, prepared by Lee Keeling and Associates, Inc., independent petroleum engineering consultants, incorporated by reference. The information contained in this prospectus under the heading “About Our Company” in the “Prospectus Summary” regarding the estimated quantities of oil and natural gas reserves and the discounted present value of future pre-tax cash flows therefrom is based upon estimates of such reserves and present values as of December 31, 2007, prepared by or derived from the “Appraisal of Oil and Gas Properties” dated December 31, 2007, prepared by Lee Keeling and Associates, Inc. All such information in this prospectus has been included in reliance on the authority of said firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

               We have filed with the SEC under the Securities Act a registration statement on Form S-3 in connection with this offering. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit.

               We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains our reports, proxy and information statements and other information that we file through the SEC’s EDGAR System, including our registration statement and the exhibits filed with the registration statement. The web site can be accessed at http://www.sec.gov. Additional information about us is available on our website at http://www.arenaresourcesinc.com.

INCORPORATION OF DOCUMENTS BY REFERENCE

               The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the following documents (or portions thereof) set forth below that we have previously filed with the SEC:

Our Annual Report on Form 10-K, for the year ended December 31, 2007, filed March 12, 2008 (SEC File No. 001-31657);

Our Quarterly Report on Form 10-Q, for the quarter ended March 31, 2008, filed May 7, 2008 (SEC File No. 001-31657)

Our Current Report on Form 8-K filed on May 23, 2008 (SEC File No. 001-31657); and

The description of our common stock which is contained under the caption “Description of Securities”, in our Registration Statement on Form SB-2 (SEC File No. 333-113712) originally filed on March 18, 2004, as amended, including the Rule 424(b)(1) prospectus filed August 10, 2004 (Commission File No. 333-113712) (which description was incorporated by reference in our Registration Statement on Form 8A filed August 10, 2004 (SEC File No. 001-31657)).

               All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and prior to the date of the termination of the offering of the common stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

               We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to William R. Broaddrick, Chief Financial Officer, 6555 S. Lewis Ave., Tulsa, Oklahoma, 74136. Telephone requests may be directed to 1-918-747-6060.

[Back of prospectus]

Arena Resources, Inc.

P R O S P E C T U S

May 28, 2008

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

               The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered, with the exception of underwriting discounts and commissions:

SEC registration fee		*
New York Stock Exchange listing fee		*
Printing costs		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees		*
Miscellaneous		*

Total	$	*

               All of the above expenses except the SEC registration fee are estimates. All of the above expenses will be borne by the Company.

* To be completed by amendment.

Item 15. Indemnification of Directors and Officers.

               Under the provisions of Section 78.7502 of the Nevada Revised Statutes (the “Nevada Act”), the Registrant is required to indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer, if the director or officer is successful in the defense of such proceedings. Section 78.7502 also provides that the Registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful, and in either event, provided the director is not liable for a breach of the duties set out in Section 78.138 of the Nevada Act. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings). In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the director or officer has been adjudged to be liable to the Registrant (except for expenses allowed by a court).

               The Registrant’s Articles of Incorporation and By-Laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by applicable law. Under the provisions of the Registrant’s By-laws, the Registrant is required to indemnify officers or directors (while the current provisions of Section 78.7502 of the Nevada Act provide for “permissive” indemnification. Except with respect to stockholder derivative actions, the By-law provisions generally state that the director or officer will be indemnified against expenses, amounts paid in settlement and judgments, fines, penalties and/or other amounts incurred with respect to any threatened, pending or completed proceeding, provided that (i) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

               The foregoing standards also apply with respect to the indemnification of expenses incurred in a stockholder derivative suit. However, a director or officer may only be indemnified for settlement amounts or judgments incurred in a derivative suit to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

               In accordance with the Nevada Act, the Registrant’s Articles of Incorporation contain a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the Registrant or its stockholders, for monetary damages except (i) for acts or omissions not in good faith or which involve intentional or reckless misconduct or a knowing violation of law, and (ii) under Section 78.300 of the Nevada Act providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty including any such actions involving gross negligence.

Item 16. Exhibits.

               The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.

Item 17. Undertakings.

        (a)    The undersigned registrant hereby undertakes:

                    (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by this paragraph (a)(1) is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4)     That each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement.

                    (5)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this Registration Statement for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

                    (6)     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                    (i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                    (ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                    (iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                    (iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (d)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

               In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on May 28, 2008.

ARENA RESOURCES, INC.

By:	/s/ Phillip W. Terry

Phillip W. Terry
Chief Executive Officer

POWER OF ATTORNEY

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lloyd T. Rochford his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip W. Terry	Chief Executive Officer	May 28, 2008
(Principal Executive Officer)
Phillip W. Terry

/s/ William R. Broaddrick	Chief Financial Officer (Principal	May 28, 2008
Financial Officer and
William R. Broaddrick	Principal Accounting Officer)

/s/ Lloyd T. Rochford	Director	May 28, 2008

Lloyd T. Rochford

/s/ Stanley M. McCabe	Director	May 28, 2008

Stanley M. McCabe

/s/ Clayton E. Woodrum	Director	May 28, 2008

Clayton E. Woodrum

/s/ Anthony B. Petrelli	Director	May 28, 2008

Anthony B. Petrelli

/s/ Carl H. Fidner	Director	May 28, 2008

Carl H. Fidner

EXHIBIT INDEX

Exhibit Number	Document Description

1.1	Form of Underwriting Agreement. *

3.1	Articles of Incorporation of Arena Resources, Inc. [Incorporated by reference to Exhibit 3.1 to Arena Resource, Inc.'s Form SB-1 filed September 20, 2000 (SEC File No. 333-46164)].

3.2	By-Laws of Arena Resources, Inc. [Incorporated by reference to Exhibit 3.2 to Arena Resource, Inc.'s Registration Statement on Form SB-1 filed September 20, 2000 (SEC File No. 333-46164)].

4.1	Form of Common Stock Certificate [Incorporated by reference to Exhibit 4.1 to Arena Resource, Inc.'s Registration Statement on Form SB-2 filed August 6, 2004 (SEC File No. 333-113712].

5.1	Opinion of Johnson, Jones, Dornblaser, Coffman & Shorb, P.C.

23.1	Consent of Hansen, Barnett & Maxwell, P.C., Independent Registered Public Accounting Firm.

23.2	Consent of Lee Keeling and Associates, Inc., Independent Petroleum Engineers.

23.3	Consent of Johnson, Jones, Dornblaser, Coffman & Shorb, P.C. (contained in Exhibit 5.1).

*	To be filed by amendment or as an exhibit to a report filed by the Registrant pursuant to the Securities Exchange Act of 1934 and incorporated by reference into this Registration Statement.